Exhibit 10.1

CLASS B UNIT PURCHASE AGREEMENT

by and between

BOARDWALK PIPELINE PARTNERS, LP

and

BOARDWALK PIPELINES HOLDING CORP.

i

ii

CLASS B UNIT PURCHASE AGREEMENT

This CLASS B UNIT PURCHASE AGREEMENT, dated as of April 24, 2008 (this “Agreement”), is by and between BOARDWALK PIPELINE PARTNERS, LP, a Delaware limited partnership (“Boardwalk”), and BOARDWALK PIPELINES HOLDING CORP., a Delaware corporation (the “Purchaser”).

WHEREAS, Boardwalk desires to sell to the Purchaser, and the Purchaser desires to purchase from Boardwalk, certain Class B Units, in accordance with the provisions of this Agreement;

WHEREAS, the General Partner (as hereinafter defined) has, concurrently with the execution hereof, agreed to exercise its right to make additional capital contributions pursuant to Section 5.2(b) of the Partnership Agreement (such contribution, the “GP 2% Contribution”) in connection with the issuance of the Class B Units contemplated hereby; and

WHEREAS, Boardwalk has agreed to provide the Purchaser with certain registration rights with respect to the Common Units underlying the Class B Units acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“BGL” means Boardwalk GP, LLC, a Delaware limited liability company.

“Boardwalk” has the meaning set forth in the introductory paragraph.

“Boardwalk Entity” means Boardwalk and its Subsidiaries.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Kentucky shall not be regarded as a Business Day.

“Class B Amendment” means Amendment No. 2 to the Second Amended and Restated Agreement of Limited Partnership of Boardwalk, in all material respects in the form attached to this Agreement as Exhibit A.

“Class B Unit Price” has the meaning specified in Section 2.1(b).

“Class B Units” means the Class B Units representing limited partner interests in Boardwalk as established by the Class B Amendment.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means the common units representing limited partner interests in Boardwalk.

“Delaware LP Act” has the meaning specified in Section 3.1.

“Delaware LLC Act” has the meaning specified in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“General Partner” means Boardwalk GP, LP, a Delaware limited partnership.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to Boardwalk means a Governmental Authority having jurisdiction over Boardwalk, its Subsidiaries or any of their respective Properties.

“GP 2% Contribution” has the meaning set forth in the recitals.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

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“Material Adverse Effect” has the meaning specified in Section 3.1.

“NYSE” means The New York Stock Exchange, Inc.

“Operative Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Class B Amendment and any other agreements or instruments executed and delivered by the Parties on even date herewith or at the Closing relating to the issuance and sale of the Class B Units, or any amendments, supplements, continuations or modifications thereto.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Boardwalk dated September 19, 2006, as amended from time to time, including by the Class B Amendment.

“Partnership Securities” means any class or series of equity interest in Boardwalk (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in Boardwalk), including without limitation Common Units, Class B Units, Subordinated Units and Incentive Distribution Rights (as defined in the Partnership Agreement).

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means an amount equal to the product of the number of Class B Units multiplied by the Class B Unit Price.

“Purchaser” has the meaning set forth in the introductory paragraph.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into at the Closing, between Boardwalk and the Purchaser in the form attached hereto as Exhibit B.

“Representatives” of any Person means the officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Subordinated Units” means the subordinated units representing limited partner interests in Boardwalk.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency)

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to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Unitholders” means the unitholders of Boardwalk.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase.

(a) Subject to the terms and conditions hereof, Boardwalk hereby agrees to issue and sell to the Purchaser and the Purchaser hereby agrees to purchase from Boardwalk, 22,866,667 Class B Units, and the Purchaser agrees to pay Boardwalk the Class B Unit Price for each Purchased Unit as set forth in paragraph (b) below.

(b) The amount per Class B Unit the Purchaser will pay to Boardwalk to purchase the Class B Units (the “Class B Unit Price”) hereunder shall be $30.00.

Section 2.2 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Class B Units hereunder (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York on June 17, 2008 or such other date mutually agreed by the parties (the date of such closing, the “Closing Date”).

Section 2.3 Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Class B Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and

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(b) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

Section 2.4 The Purchaser’s Conditions. The obligation of the Purchaser to consummate the purchase of the Class B Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchaser in writing, in whole or in part, to the extent permitted by applicable Law):

(a) Boardwalk shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Boardwalk on or prior to the Closing Date;

(b) The representations and warranties of Boardwalk contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties of Boardwalk shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(c) The NYSE shall have authorized, upon official notice of issuance, the listing of Common Units upon conversion of Class B Units, as set forth in the Class B Amendment.

(d) No notice of delisting from the NYSE shall have been received by Boardwalk with respect to the Common Units;

(e) The Class B Amendment, in all material respects in the form attached as Exhibit A to this Agreement but with such additional modifications as shall be consented to by the Purchaser (such consent not to be unreasonably withheld), shall have been duly adopted and be in full force; and

(f) Boardwalk shall have delivered, or caused to be delivered, to the Purchaser at the Closing, Boardwalk’s closing deliveries described in Section 2.6.

Section 2.5 Boardwalk’s Conditions. The obligation of Boardwalk to consummate the sale of the Class B Units to the Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to the Purchaser (any or all of which may be waived by Boardwalk in writing, in whole or in part, to the extent permitted by applicable Law):

(a) the representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and all other representations and warranties of the Purchaser shall be true and correct in all material respects as of the Closing Date (except that representations of the Purchaser made as of a specific date shall be required to be true and correct as of such date only);

(b) the Purchaser shall have delivered, or caused to be delivered, to Boardwalk at the Closing the Purchaser’s closing deliveries described in Section 2.7;

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(c) Boardwalk and the General Partner shall have received an opinion from Vinson & Elkins L.L.P., legal counsel to Boardwalk, dated as of the Closing, in the form and substance of paragraphs (i) – (v) contained on Exhibit C hereto; and

(d) the General Partner shall have made the GP 2% Contribution.

Section 2.6 Boardwalk Deliveries. At the Closing, subject to the terms and conditions hereof, Boardwalk will deliver, or cause to be delivered, to the Purchaser:

(a) A certificate or certificates representing the Class B Units (bearing the legend set forth in Section 4.9) and meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws;

(b) A certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that Boardwalk is in good standing;

(c) A cross-receipt executed by Boardwalk and delivered to the Purchaser certifying that it has received the Purchase Price from the Purchaser as of the Closing Date;

(d) An opinion addressed to the Purchaser from Vinson & Elkins L.L.P., legal counsel to Boardwalk, dated as of the Closing, in the form and substance attached hereto as Exhibit C;

(e) The Registration Rights Agreement in substantially the form attached hereto as Exhibit B, which shall have been duly executed by Boardwalk;

(f) A certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of BGL, in their capacities as such, stating that:

(i) Boardwalk has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Boardwalk on or prior to the Closing Date; and

(ii) The representations and warranties of Boardwalk contained in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct as of the Closing Date and all other representations and warranties of Boardwalk are true and correct in all material respects as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and

(g) A certificate of the Secretary or Assistant Secretary of BGL, on behalf of Boardwalk, certifying as to (1) the Partnership Agreement, as amended, (2) board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Class B Units and (3) its incumbent officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signatures of such officers.

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Section 2.7 Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, the Purchaser will deliver, or cause to be delivered, to Boardwalk:

(a) Payment to Boardwalk of the Purchase Price by wire transfer of immediately available funds to an account designated by Boardwalk in writing at least two Business Days prior to the Closing Date;

(b) The Registration Rights Agreement in substantially the form attached hereto as Exhibit A, which shall have been duly executed by the Purchaser;

(c) A cross-receipt executed by the Purchaser and delivered to Boardwalk certifying that it has received the Class B Units as of the Closing Date;

(d) Such documents and instruments that may be required by the General Partner pursuant to Section 10.4 of the Partnership Agreement (including a properly completed Taxation Certification), which shall have been duly executed by the Purchaser; and

(e) A certificate from the Purchaser, dated the Closing Date and signed by an appropriate officer of the Purchaser, in his or her capacity as such, stating that:

(i) The Purchaser has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing Date; and

(ii) The representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date and all other representations and warranties of the Purchaser are true and correct in all material respects as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BOARDWALK

Boardwalk represents and warrants to the Purchaser as follows:

Section 3.1 Existence. Each of the General Partner, BGL and the Boardwalk Entities has been duly formed and is validly existing and in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), as applicable, has the full partnership or limited liability company power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business and in good standing as a foreign limited partnership or limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have a material adverse effect on the condition (financial or other), results of operations, securityholders’ equity, properties or business of the Boardwalk Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of Boardwalk to any material liability or disability.

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Section 3.2 No Conflict. None of the offering, issuance and sale by Boardwalk of the Class B Units and the application of the proceeds therefrom, the execution, delivery and performance of the Operative Documents by Boardwalk, or the consummation of the transactions contemplated hereby or thereby (including issuance of Common Units upon conversion of the Class B Units) (i) conflicts or will conflict with, or constitutes or will constitute a violation of, the certificate or agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational documents of the Boardwalk Entities, (ii) conflicts or will conflict with, or constitutes or will constitute a breach or violation of or a default under (or an event that, with notice or lapse of time or both, would constitute such a breach or violation of or default under), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Boardwalk Entities is a party, by which any of them is bound or to which any of their respective properties or assets is subject, (iii) violates or will violate any statute, law, ordinance, regulation, order, judgment, decree or injunction of any court or governmental agency or body to which any of the Boardwalk Entities or any of their respective properties or assets may be subject or (iv) will result in the creation or imposition of any Lien upon any property or assets of any Boardwalk Entity which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

Section 3.3 No Default. None of the Boardwalk Entities (i) is in violation of its certificate or agreement of limited partnership, certificate of formation or limited liability company agreement, or other organizational documents, (ii) is in breach of or default under any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party, by which it is bound or to which any of its properties or assets is subject (and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default), (iii) is in violation of any statute, law, ordinance, rule, regulation, order, judgment, decree or injunction of any court or governmental agency or body to which it or its property or assets may be subject or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) or (iv), as could not reasonably be expected to have a Material Adverse Effect.

Section 3.4 Authority. On the Closing Date, Boardwalk will have all requisite power and authority to issue, sell and deliver the Class B Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. On the Closing Date, all corporate, partnership or limited liability company action, as the case may be, required to be taken by the General Partner, BGL and Boardwalk for the authorization, issuance, sale and delivery of the Class B Units, the execution and delivery of the Operative Documents and the consummation of the transactions contemplated hereby and thereby shall have been validly taken.

Section 3.5 Due Authorization. Each of the Operative Documents has been duly and validly authorized and has been or, with respect to the Operative Documents to be delivered at the Closing Date, will be, validly executed and delivered by Boardwalk and constitutes, or will

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constitute, the legal, valid and binding obligations of Boardwalk, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 3.6 Valid Issuance. The Class B Units to be issued and sold by Boardwalk to the Purchaser hereunder have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). The Class B Units shall have those rights, preferences, privileges and restrictions governing the Class B Units, which shall be reflected in the Class B Amendment. The Common Units issuable upon conversion of the Class B Units and the limited partner interests represented thereby, upon issuance in accordance with the terms of the Class B Units as reflected in the Class B Amendment have been duly authorized in accordance with to the Partnership Agreement and will be validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

Section 3.7 No Preemptive or Registration Rights. Except as set forth in the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock or partnership or membership interests of any of the Boardwalk Entities, in each case pursuant to any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Except as contemplated by this Agreement and the Registration Rights Agreement, or provided for in the Partnership Agreement, (i) neither the execution of this Agreement, the issuance of the Class B Units as contemplated by this Agreement nor the conversion of the Class B Units into Common Units gives rise to any rights for or relating to the registration of any Partnership Securities, and (ii) there are no contracts, agreements or understandings between any Boardwalk Entity and any person granting such person the right to require Boardwalk to file a registration statement under the Securities Act with respect to any securities of Boardwalk owned or to be owned by such person, or to require Boardwalk to include such securities in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by Boardwalk under the Securities Act.

Section 3.8 Periodic Reports. Boardwalk has filed all forms, reports, schedules and statements required to be filed by it under the Exchange Act subsequent to December 31, 2007 and when they were filed with the Commission, each such form, report, schedule and statement conformed in all material respects to the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 3.9 Litigation. Except as described in Boardwalk’s Annual Report on Form 10-K for the year ended December 31, 2007, there are no legal or governmental proceedings pending to which any Boardwalk Entity is a party or to which any property or asset of any Boardwalk Entity is subject that could reasonably be expected to have, individually or in

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the aggregate, a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby, and to the knowledge of Boardwalk, no such proceedings are threatened by Governmental Authorities or others.

Section 3.10 Certain Fees. No fees or commissions are or will be payable by Boardwalk to brokers, finders, or investment bankers with respect to the sale of any of the Class B Units or the consummation of the transaction contemplated by this Agreement. Boardwalk agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by Boardwalk or alleged to have been incurred by Boardwalk in connection with the sale of the Class B Units or the consummation of the transactions contemplated by this Agreement.

Section 3.11 No Side Agreements. There are no agreements by, among or between Boardwalk or any of its Affiliates, on the one hand, and the Purchaser or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 3.12 No Registration. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.6 and Section 4.7, the issuance and sale of the Class B Units pursuant to this Agreement is exempt from registration requirements of the Securities Act of 1933, as amended.

Section 3.13 No Integration. Neither Boardwalk nor any of its Subsidiaries have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act of 1933, as amended) that is or will be integrated with the sale of the Class B Units in a manner that would require registration under the Securities Act of 1933, as amended.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to Boardwalk that:

Section 4.1 Existence. The Purchaser is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware, with all corporate power and authority to own properties and to conduct its business as currently conducted.

Section 4.2 Authorization, Enforceability. The Purchaser has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary action on the part of the Purchaser; and this Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

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Section 4.3 No Breach. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or the property or assets of the Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.

Section 4.4 Certain Fees. No fees or commissions are or will be payable by the Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Class B Units or the consummation of the transaction contemplated by this Agreement. The Purchaser agrees that it will indemnify and hold harmless Boardwalk from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Purchaser or alleged to have been incurred by the Purchaser in connection with the purchase of the Class B Units or the consummation of the transactions contemplated by this Agreement.

Section 4.5 No Side Agreements. There are no other agreements by, among or between the Purchaser and any of its Affiliates, on the one hand, and Boardwalk or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 4.6 Investment. The Class B Units are being acquired for the Purchaser’s own account and with no intention of distributing the Class B Units or any part thereof, and the Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Class B Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If the Purchaser should in the future decide to dispose of any of the Class B Units, the Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, which may include a sale contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.7 Nature of Purchaser. The Purchaser represents and warrants to, and covenants and agrees with, Boardwalk that, (a) it is an “accredited investor” within the meaning

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of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Class B Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.8 Restricted Securities. The Purchaser understands that the Class B Units are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from Boardwalk in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.9 Legend. It is understood that the certificates evidencing the Class B Units will bear the legend required by the Partnership Agreement as well as the following legend: “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold or offered for sale in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act. These securities may be pledged in connection with a bona fide margin account or other loan secured by such securities.”

ARTICLE V

COVENANTS

Section 5.1 Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement.

Section 5.2 Other Actions. Boardwalk shall (i) cause the Class B Amendment to be adopted immediately prior to the issuance and sale of the Class B Units contemplated by this Agreement and (ii) file prior to the Closing a supplemental listing application with the NYSE to list the Common Units underlying the Class B Units.

Section 5.3 Payment of Expenses. Boardwalk hereby agrees to reimburse the Purchaser, upon demand, for its reasonable out-of-pocket expenses incurred in connection with (i) the preparation of the Operative Documents, (ii) the issue, sale and delivery of the Class B Units and (iii) any listing of the Class B Units, or the Common Units into which the Class B Units are convertible, on any securities exchange or qualification of the Class B Units or such Common Units for quotation on the NYSE.

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ARTICLE VI

MISCELLANEOUS

Section 6.1 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 6.2 Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.4, 3.6, 3.7, 3.10, 3.11, 3.12, 4.4, 4.5, 4.7, 4.8 and 4.9 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of Boardwalk or the Purchaser. The covenants made in this Agreement or any other Operative Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Class B Units and payment therefor and repayment, conversion, exercise or repurchase thereof.

Section 6.3 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document (except in the case of the Partnership Agreement, for amendments adopted pursuant to the terms thereof) shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by Boardwalk from the terms of any provision of this Agreement or

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any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Boardwalk in any case shall entitle Boardwalk to any other or further notice or demand in similar or other circumstances.

Section 6.4 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon Boardwalk, the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to any Affiliate of the Purchaser without the consent of Boardwalk. No portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to a non-Affiliate without the written consent of Boardwalk (which consent shall not be unreasonably withheld by Boardwalk).

Section 6.5 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to the Purchaser:

Boardwalk Pipelines Holding Corp.

9 Greenway Plaza, Suite 2800

Houston, TX 77046

Attention: Corporate Secretary

Facsimile: (866) 459-7336

with a copy to:

Loews Corporation

667 Madison Avenue

New York, NY 10021

Attention: Corporate Secretary

Facsimile: (212) 521-2997

(b)	If to Boardwalk:

Boardwalk Pipeline Partners, LP

9 Greenway Plaza, Suite 2800

Houston, TX 77046

Attention: Corporate Secretary

Facsimile: (866) 459-7336

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or to such other address as Boardwalk or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 6.6 Removal of Legend. The Purchaser may request Boardwalk to remove the legend described in Section 4.9 from the certificates evidencing the Class B Units by submitting to Boardwalk such certificates, together with an opinion of counsel to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be. Boardwalk shall cooperate with the Purchaser to effect the removal of such legend.

Section 6.7 Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by Boardwalk or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 6.8 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York.

Section 6.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 6.10 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by either party, upon a breach in any material respect by the other party of any covenant or agreement set forth in this Agreement.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

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(c) In the event of the termination of this Agreement as provided in this Section 6.10, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 6.11 Recapitalization, Exchanges, Etc. Affecting the Class B Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Boardwalk or any successor or assign of Boardwalk (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Class B Units, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

BOARDWALK PIPELINE PARTNERS, LP

By:	BOARDWALK GP, LP (its General Partner)

By:	BOARDWALK GP, LLC
(its General Partner)

By:	/s/ Jamie L. Buskill
Name:	Jamie L. Buskill
Title:	Chief Financial Officer

BOARDWALK PIPELINES HOLDING CORP.

By:	/s/ Jamie L. Buskill
Name:	Jamie L. Buskill
Title:	Chief Financial Officer

Signature Page to Purchase Agreement

Exhibit A – Form of Amendment No. 2 to

Second Amended and Restated Agreement of Limited Partnership

Exhibit A to Purchase Agreement

AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

BOARDWALK PIPELINE PARTNERS, LP

THIS AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BOARDWALK PIPELINE PARTNERS, LP (this “Amendment”), dated as of             , 2008, is entered into and effectuated by Boardwalk GP, LP, a Delaware limited partnership, as the General Partner, pursuant to authority granted to it in Sections 5.6 and 13.1 of the Second Amended and Restated Agreement of Limited Partnership of Boardwalk Pipeline Partners, LP, dated as of September 19, 2006 (as amended by Amendment No.1, the “Partnership Agreement”). Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

WHEREAS, Section 5.6 of the Partnership Agreement provides that the Partnership, without the approval of any Limited Partners, may issue additional Partnership Securities, or classes or series thereof, for any Partnership purpose at any time and from time to time, and may issue such Partnership Securities to such Persons, for such consideration and on such terms and conditions as shall be established by the General Partner; and

WHEREAS, Section 13.1(g) of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6 of the Partnership Agreement; and

WHEREAS, Section 13.1(d)(i) of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partner, may amend any provision of the Partnership Agreement to reflect a change that the General Partner determines does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect; and

WHEREAS, the Partnership has entered into a Class B Unit Purchase Agreement, dated as of April 24, 2008 (the “Purchase Agreement”), with Boardwalk Pipelines Holding Corp., a Delaware corporation (“BPHC”); and

WHEREAS, the Purchase Agreement obligates the Partnership to issue limited partner interests to be designated as Class B Units having the terms set forth herein; and

WHEREAS, the General Partner deems it in the best interest of the Partnership to effect this Amendment in order to provide for (i) the authorization of a class of Limited Partner Units designated as “Class B Units,” (ii) the issuance of Class B Units to BPHC pursuant to the Purchase Agreement and (iii) such other matters as are provided herein.

Exhibit A to Purchase Agreement

NOW, THEREFORE, it is hereby agreed as follows:

A. Amendment. The Partnership Agreement is hereby amended as follows:

1. Section 1.1 is hereby amended to add the following definitions:

“Class B Unit” means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to the Class B Units in this Agreement. The term “Class B Unit” as used herein does not include a Common Unit or Subordinated Unit. A Class B Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.

“Class B Unit Arrearage” means, with respect to any Class B Unit, whenever issued, as to any Quarter within the Subordination Period, the excess, if any, of (a) the Class B Unit Quarterly Distribution with respect to a Class B Unit in respect of such Quarter over (b) the sum of all cash distributed with respect to a Class B Unit in respect of such Quarter pursuant to Section 6.4(a)(i).

“Class B Unit Quarterly Distribution” means $0.30 per Class B Unit per Quarter, subject to adjustment in accordance with Sections 6.6 and 6.9.

“Class B Unit Return” means with respect to any Class B Unit, whenever issued, and as of the end of any taxable period, an amount equal to the product of (A) the Class B Unit Quarterly Distribution multiplied by (B) the number of Quarters (or portions thereof) having occurred in the current taxable period and all prior taxable periods beginning on or after July 1, 2008.

“Commences Commercial Service,” “Commenced Commercial Service” and “Commencement of Commercial Service” shall mean the date a Capital Improvement is first put into service by a Group Member following, if applicable, completion of construction and testing.

“Conversion Date” means, with respect any Class B Unit, the time immediately prior to the close of business on the date of which a Certificate representing such Class B Unit and a duly signed Conversion Notice have been received by the Partnership.

“Conversion Notice” means notice of conversion of Class B Units substantially in the form of Exhibit B to this Agreement.

“Cumulative Class B Unit Arrearage” means, with respect to any Class B Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum resulting from adding together the Class B Unit Arrearage as to an Initial Class B Unit for each of the Quarters within the Subordination Period ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Sections 6.4(a)(iii) and 6.5(a) with respect to an Initial Class B Unit (including any distributions to be made in respect of the last of such Quarters).

“Initial Class B Unit” means the Class B Units issued pursuant to the Purchase Agreement.

“Purchase Agreement” means the Class B Unit Purchase Agreement, dated as of April 24, 2008, between the Partnership and Boardwalk Pipelines Holding Corp.

“Retained Converted Class B Unit” has the meaning assigned to such term in Section 5.5(c)(iii).

Exhibit A to Purchase Agreement

2. Section 1.1 is hereby amended by amending and restating the final sentence to the definition of “Common Unit”:

The term “Common Unit” does not refer to a Subordinated Unit or a Class B Unit, in each case, prior to its conversion into a Common Unit pursuant to the terms hereof.

3. Section 1.1 is hereby amended by adding the following as the final sentence to the definition of “Outstanding”:

Class B Units will be deemed not to be Outstanding for the purpose of the definition of “Subordination Period” or the application of Section 5.7(a) for any Quarter ending on or prior to June 30, 2008.

4. Section 1.1 is hereby amended by amending and restating the following definitions:

“Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, as to any Quarter within the Subordination Period, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to a Common Unit in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to a Common Unit in respect of such Quarter pursuant to Sections 6.4(a)(i) and (ii) and 6.4(b)(i).

“Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are not (a) security holders, officers or employees of the General Partner, (b) officers, directors or employees of any Affiliate of the General Partner (other than, if the General Partner is a limited partnership, directors or managers of the general partner of the General Partner who otherwise satisfy the requirements of this definition) or (c) holders of any ownership interest in the Partnership Group other than Common Units and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading.

“Cumulative Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum resulting from adding together the Common Unit Arrearage as to an Initial Common Unit for each of the Quarters within the Subordination Period ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Sections 6.5(a) and (b), 6.4(a)(iii) and (iv) and 6.4(b)(ii) with respect to an Initial Common Unit (including any distributions to be made in respect of the last of such Quarters).

“Expansion Capital Expenditures” means cash expenditures for Acquisitions or Capital Improvements. Expansion Capital Expenditures shall include interest (and related fees) on debt incurred and distributions on equity incurred, in each case, to finance the construction of a Capital Improvement and paid during the period beginning on the date that the Partnership enters into a Capital Improvement and ending on the earlier to occur of the date that such Capital Improvement Commences Commercial Service or the date that such Capital Improvement is abandoned or disposed of. Debt incurred or equity issued to fund such construction period

Exhibit A to Purchase Agreement

interest payments, or such construction period distributions on equity paid during such period, shall also be deemed to be debt or equity, as the case may be, incurred to finance the construction of a Capital Improvement.

“Incentive Distributions” means any amount of cash distributed to the holders of the Incentive Distribution Rights pursuant to Section 6.4.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account with respect to any class of Units, stated on a per Unit basis, underlying any Unit held by a Person; provided that in respect of the Common Units, the Per Unit Capital Amount means the Capital Account, stated on a per Unit basis, underlying any Common Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Common Units.

“Subordination Period” means the period commencing on the Closing Date and ending on the first to occur of the following dates:

(a) the second Business Day following the distribution of Available Cash to Partners pursuant to Section 6.3(a) in respect of any Quarter, in respect of which (A) distributions of Available Cash from Operating Surplus on each of the Outstanding Common Units, Class B Units, Subordinated Units, General Partner Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units with respect to each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution (treating the Class B Unit Quarterly Distribution as the Minimum Quarterly Distribution with respect to the Class B Units for this purpose) on all Outstanding Common Units, Class B Units and Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units and the General Partner Units during such periods and (B) the Adjusted Operating Surplus for each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution (treating the Class B Unit Quarterly Distribution as the Minimum Quarterly Distribution with respect to the Class B Units for this purpose) on all of the Common Units, Class B Units, Subordinated Units and any other Units that are senior or equal in right of distribution to the Subordinated Units that were Outstanding during such periods on a Fully Diluted Basis, plus the related distribution on the General Partner Units and (ii) there are no Cumulative Common Unit Arrearages; and

(b) the date on which the General Partner is removed as general partner of the Partnership upon the requisite vote by holders of Outstanding Units under circumstances where Cause does not exist and no Units held by the General Partner and its Affiliates are voted in favor of such removal.

“Unit Majority” means, (i) during the Subordination Period, at least a majority of the Outstanding Common Units and Class B Units (excluding Common Units and Class B Units owned by the General Partner and its Affiliates) voting as a single class, and at least a majority of the Outstanding Subordinated Units voting as a class, and (ii) after the end of the Subordination Period, at least a majority of the Outstanding Units voting as a single class.

Exhibit A to Purchase Agreement

“Unrecovered Initial Unit Price” means at any time, (a) with respect to a Common Unit or Subordinated Unit, the Initial Unit Price of such Common Unit or Subordinated Unit less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit and (b) with respect to a Class B Unit, the Initial Unit Price of such Class B Unit less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Class B Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Class B Unit, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.

5. Article V is hereby amended to add a new Section 5.5(c)(iii) as follows:

(iii) Immediately prior to the transfer of a Class B Unit or of a Class B Unit that has converted into a Common Unit pursuant to Section 5.11(c) by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.5(c)(iii) apply), the Capital Account maintained for such Person with respect to its Class B Units or converted Class B Units will (A) first, be allocated to the Class B Units or converted Class B Units to be transferred in an amount equal to the product of (x) the number of such Class B Units or converted Class B Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Class B Units or converted Class B Units (“Retained Converted Class B Units”). Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained Class B Units or converted Class B Units, if any, will have a balance equal to the amount allocated under clause (B) above, and the transferee’s Capital Account established with respect to the transferred Class B Units or converted Class B Units will have a balance equal to the amount allocated under clause (A) hereinabove.

6. Section 5.7(a) is hereby amended and restated as follows:

(a) All of the Subordinated Units will convert into Common Units on a one-for-one basis on the second Business Day following the distribution of Available Cash to Partners pursuant to Section 6.3(a) in respect of any Quarter ending on or after December 31, 2006, in respect of which:

(i) distributions of Available Cash from Operating Surplus under Section 6.4 on each of the Outstanding Common Units, Class B Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units with respect to the four-Quarter period immediately preceding such date equaled or exceeded the sum of the Third Target Distribution (treating the Class B Unit Quarterly Distribution as the Third Target Distribution with respect to the Class B Units for this purpose) on all of the Outstanding Common Units, Class B Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units during such period;

Exhibit A to Purchase Agreement

(ii) the Adjusted Operating Surplus for the four-Quarter period immediately preceding such date equaled or exceeded the sum of the Third Target Distribution (treating the Class B Unit Quarterly Distribution as the Third Target Distribution with respect to the Class B Units for this purpose) on all of the Common Units, Class B Units, Subordinated Units and any other Units that are senior or equal in right of distribution to the Subordinated Units that were Outstanding during such period on a Fully Diluted Basis, plus the related distribution on the General Partner Units during such period; and

(iii) there are no Cumulative Common Unit Arrearages.

7. Section 5.9(a) is hereby amended to add a new final sentence as follows:

For the avoidance of doubt, upon any Pro Rata distribution of Partnership Securities to all Record Holders of Common Units or any subdivision or combination (or reclassified into a greater or smaller number) of Common Units, the Partnership will proportionately adjust the number of Class B Units as follows: (a) if the Partnership issues Partnership Securities as a distribution on its Common Units or subdivides the Common Units (or reclassifies them into a greater number of Common Units) then the Class B Units shall be subdivided into a number of Class B Units equal to the result of multiplying the number of Class B Units by a fraction, (A) the numerator of which shall be the sum of the number of Common Units outstanding immediately prior to such distribution or subdivision plus the total number of Partnership Securities constituting such distribution or newly created by such subdivision; and (B) the denominator of which shall be the number of Common Units outstanding immediately prior to such distribution or subdivision; and (b) if the Partnership combines the Common Units (or reclassifies them into a smaller number of Common Units) then the Class B Units shall be combined into a number of Class B Units equal to the result of multiplying the number of Class B Units by a fraction, (A) the numerator of which shall be the sum of the number of Common Units outstanding immediately following to such combination; and (B) the denominator of which shall be the number of Common Units outstanding immediately prior to such combination.

8. Article V is hereby amended to add a new Section 5.11 creating a new series of Units as follows:

Section 5.11 Establishment of Class B Units.

(a) There is hereby created a series of Limited Partner Units to be designated as “Class B Units,” consisting of a total of 22,866,667 Class B Units and having the terms and conditions set forth herein.

(b) The holders of the Class B Units shall have rights upon dissolution and liquidation of the Partnership, including the right to share in any liquidating distributions pursuant to Section 12.4, in accordance with Article XII of the Partnership Agreement.

(c) (i) Subject to and upon compliance with this Section 5.11(c), at the option of the holders of Class B Units, any and all Class B Units may be converted into fully paid and nonassessable Common Units (calculated in Common Units as to each conversion to seven decimal places and rounded down to six decimal places) as hereinafter provided (the “Conversion”); provided, however, such conversion right (the “Conversion Right”) shall not commence until June 30, 2013.

Exhibit A to Purchase Agreement

(ii) The Class B Units will convert into Common Units on a one-for-one basis upon exercise of the Conversion Right.

(iii) In order to exercise the Conversion Right, the holder of any Class B Unit to be converted shall surrender the Certificate representing such Class B Unit, duly endorsed or assigned to the Partnership or in blank, at any office or agency of the Partnership maintained for that purpose (which may be the Transfer Agent), accompanied by a duly signed Conversion Notice substantially in the form provided in Exhibit B hereto, stating that the holder of Class B Units elects to convert the Class B Units represented by such Certificate, or, if less than the entire number of Class B Units represented by such Certificate are to be converted, the whole number of such Class B Units to be converted. Any such delivery of Certificates and the Conversion Notice shall be irrevocable. Only whole numbers of Class B Units may be converted. If a Class B Unit is surrendered for conversion during the period from the close of business on any Record Date next preceding any distribution date to the opening of business on such distribution date, the distribution payable in respect of a Class B Unit on such Distribution Date shall be paid to the holder of Class B Units of such Class B Unit on the Record Date, notwithstanding that such Class B Unit has been surrendered for conversion or the Conversion Date with respect to such Class B Unit has occurred. If a Class B Unit is surrendered for conversion and the Conversion Date with respect to such Class B Unit occurs prior to a Record Date for distributions, such Class B Unit will, as provided below, have been deemed transferred to the Partnership and cancelled on such Conversion Date, and therefore no distribution will be made on the cancelled Class B Unit on the related distribution date, whether or not the Partnership has yet delivered to the holder of Class B Units the Certificates representing Common Units deliverable upon the conversion. Except as provided in this Section 5.11(c)(iii), no cash or other payment or adjustment shall be made upon any conversion on account of any distribution declared from the distribution date next preceding the Conversion Date in respect of any Class B Unit surrendered for conversion, or on account of any distribution declared or payable on the Common Unit deliverable upon conversion.

(iv) Class B Units being converted shall be deemed to have been converted on the Conversion Date, and at such time the rights of the holder of such Class B Units as holder of Class B Units shall cease, including any rights under the Partnership Agreement, except such Person shall continue to be a Limited Partner and shall have the right to receive Common Units from the Partnership in conversion for such Class B Units in accordance with this Section 5.11(c), and such Class B Units shall upon the Conversion Date be deemed to be transferred to, and cancelled by, the Partnership. Within three Trading Days after the Conversion Date, the Partnership shall deliver to the Transfer Agent, for delivery to the holder of Class B Units being converted, a Certificate or

Exhibit A to Purchase Agreement

Certificates for the number of Common Units deliverable upon conversion, together with payment in lieu of any fraction of a Common Unit, if any, as provided in Section 5.11(c)(vi) below. Such Certificate or Certificates for Common Units shall be registered in the name of the holder of the Class B Units surrendered for conversion. Holders of Class B Units, in their capacity as such, have no rights in respect of Common Units unless and until the Class B Units are converted and Common Units registered in the name of the holder have been issued and delivered to such holder or to the Transfer Agent as described above. If a Record Date for distributions in respect of Common Units occurs between the Conversion Date and the earlier of the date on which Common Units issued upon conversion of Class B Units are registered in the name of the holder of such converted Class B Units and the date on which the Partnership delivers to the Transfer Agent the Certificates for Common Units deliverable upon such conversion as provided above, the Partnership shall (i) with respect to such distribution to be made with respect to the Common Unit deliverable by the Partnership with respect to such conversion, forward such distribution with respect to such Common Units to the holder of Class B Units surrendering such Class B Units for conversion at the address reflected on the records of the Transfer Agent, or as shown on the Conversion Notice, and (ii) with respect to a Record Date for voting or consent of Common Units, provide the holder of Class B Units surrendering such Class B Units for conversion a proxy enabling such holder of Class B Units to vote or consent with respect to the vote or consent of such Common Units for the matters related to such Record Date.

(v) In the case of any Certificate representing Class B Units which are converted in part only, upon such conversion the Transfer Agent shall authenticate and deliver to the holder of Class B Units thereof, at the expense of the Partnership, a new Certificate representing the number of Class B Units not so converted.

(vi) No fractional Common Unit shall be delivered upon conversion of any Class B Units. If more than one Certificate representing Class B Units shall be surrendered for conversion with the same Conversion Date by the same holder of Class B Units, the number of full Common Units which shall be deliverable upon conversion thereof shall be computed on the basis of the aggregate number of whole Class B Units so surrendered. Instead of any fractional Common Unit which would otherwise be issuable upon conversion of any Class B Units, the Partnership shall calculate and pay a cash adjustment in respect of such fraction (calculated with respect to a Common Unit to seven decimal places and rounded down to six decimal places) in an amount equal to the same fraction of the Closing Price on the Conversion Date (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day), or at the Partnership ‘s option, the Partnership may round the number of Common Units delivered up to the next higher whole Common Unit.

(vii) If a holder converts a Class B Unit, the Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the

Exhibit A to Purchase Agreement

issuance or delivery of Common Units upon exercise of such conversion rights. However, the holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Common Units in a name other than the holder’s name. The Transfer Agent may refuse to deliver the Certificate representing Common Units being issued in a name other than the holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties which will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(viii) (A) The Partnership shall keep free from preemptive rights a sufficient number of Common Units to permit the conversion of all outstanding Class B Units into Common Units to the extent provided in, and in accordance with, this Section 5.11(c).

(B) All Common Units delivered upon conversion of the Class B Units shall be newly issued, shall be duly authorized and validly issued, and shall be free from preemptive rights and free of any lien or adverse claim.

(C) The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Common Units upon conversion of Class B Units and, if the Common Units are then listed or quoted on the New York Stock Exchange, the Nasdaq or any other United States national or regional securities exchange or other market, shall list or cause to have quoted and keep listed and quoted the Common Units issuable upon conversion of the Class B Units to the extent permitted or required by the rules of such exchange or market.

(D) Notwithstanding anything herein to the contrary, nothing herein shall give to any holder of Class B Units any rights as a creditor in respect solely of its right to conversion.

(d) Subject to Section 13.3(c), the Class B Units will have such voting rights pursuant to the Agreement as such Class B Units would have if they were Common Units that were then Outstanding and shall vote together with the Common Units as a single class, except that the Class B Units shall be entitled to vote as a separate class on any matter on which Unitholders are entitled to vote that adversely affects the rights or preferences of the Class B Units in relation to other classes of Partnership Interests in any material respect or as required by law. The approval of a majority of the Class B Units shall be required to approve any matter for which the holders of the Class B Units are entitled to vote as a separate class. When voting together with the Common Units as a single class, each Class B Unit will be entitled to the number of votes equal to the number of Common Units into which a Class B Unit is convertible at the time of the Record Date for the vote or written consent on the matter.

(e) The Class B Units will be evidenced by Certificates in such form as the General Partner may approve (containing appropriate legends concerning transfer restrictions, securities laws and any other requirements); the General Partner will act as registrar and transfer agent for the Class B Units.

Exhibit A to Purchase Agreement

(f) If (i) the Partnership issues rights, warrants or appreciation rights to all holders of its Common Units entitling them for a period of not more than 60 calendar days to subscribe for or purchase Common Units at a price per unit less than the Current Market Price on the Business Day immediately preceding the date of announcement of such issuance or (ii) the Partnership or any Subsidiary of the Partnership distributes cash or other consideration in respect of a tender offer or exchange offer made by the Partnership or any Subsidiary of the Partnership for all or any portion of the Common Units where the sum of the aggregate amount of such cash distributed and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a resolution of the Board of Directors), as of the Expiration Date (as defined below), of such other consideration distributed expressed as an amount per Common Unit validly tendered or exchanged, and accepted for purchase, pursuant to such tender offer or exchange offer as of the last time at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (such tendered or exchanged Common Units, the “Purchased Units”) exceeds the Current Market Price per Common Unit per Common Unit on the first Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or conversions could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then in each such case the Partnership will make proper provision such that such subscription, purchase, tender offer or exchange offer is made to the Class B Units as if such Class B Units were Common Units and receive the same rights, warrants, appreciation rights, cash or other consideration, as the case may be, per Class B Unit as would be payable to a Common Unit.

(g) If (1) there shall occur (a) any reclassification of the Common Units (other than a change as a result of a subdivision or combination of the Partnership’s Common Units); (b) a statutory unit exchange, consolidation, merger or combination involving the Partnership other than a merger in which the Partnership is the continuing partnership and which does not result in any reclassification of, or change (other than as a result of a subdivision or combination pursuant to the final sentence of Section 5.9(a) above) in, outstanding Common Units; or (c) a sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Partnership, directly or indirectly, to another Person; and (2) pursuant to such reclassification, statutory unit exchange, consolidation, merger, combination, sale or conveyance, outstanding Common Units are converted or exchanged into or for stock (other than Common Units), other securities, other property, assets or cash, then the Partnership, or such successor or surviving, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such reclassification, statutory unit exchange, consolidation, merger, combination, sale or conveyance, execute an amendment to the Partnership Agreement providing that, at and after the effective time of such reclassification, statutory unit exchange, consolidation, sale or conveyance, the right to convert a Class B Unit will be changed into a right to convert it into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a Common Unit immediately prior to such reclassification, statutory unit exchange, consolidation, merger, combination, sale or conveyance would have owned or been entitled to receive (the “Reference Property”) upon such transaction immediately prior to such reclassification, statutory unit exchange, consolidation, merger, combination, sale or conveyance. If the reclassification, statutory unit exchange, consolidation, merger, combination, sale or

Exhibit A to Purchase Agreement

conveyance causes the Common Units to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of election), the Reference Property into which the Class B Units will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Units that affirmatively make such an election. However, at and after the effective time of the reclassification, statutory unit exchange, consolidation, merger, combination, sale or conveyance, any amount otherwise payable in cash upon conversion of the Class B Units will continue to be payable in cash. None of the foregoing provisions shall affect the right of a holder of Class B Units to convert its Class B Units in accordance with the provisions of this Section 5.11(c) prior to the effective date of such reclassification, statutory unit exchange, consolidation, merger, combination, sale or conveyance.

(h) If the Partnership proposes to distribute to holders of its Partnership Interests any equity interests of the Partnership, evidences of indebtedness or other non-cash assets, or rights or warrants (excluding distributions and rights or warrants referred to in subsection (f) or (g) of this Section 5.11) (such capital stock, evidences of indebtedness or other non-cash assets, or rights or warrants “Property”), the aggregate fair market value of such Property shall be determined by the Board of Directors (whose determination shall be conclusive and set forth in a resolution of the Board of Directors). Such Property will then be distributed as if it were Available Cash (from Operating Surplus or Capital Surplus as determined pursuant to the provisions of Section 6.3 or 6.5).

(i) A Unitholder shall not be permitted to transfer a Class B Unit or a Class B Unit that has converted into a Common Unit pursuant to Section 5.11 (other than a transfer to an Affiliate) if the remaining balance in the transferring Unitholder’s Capital Account with respect to the retained Class B Units or Retained Converted Class B Units would be negative after giving effect to the allocation under Section 5.5(c)(iii)(B).

(j) A Unitholder holding a Class B Unit that has converted into a Common Unit pursuant to Section 5.11 shall not be issued a Common Unit Certificate pursuant to Section 4.1, and shall not be permitted to transfer its converted Class B Units to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that a converted Class B Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 5.11(j), the General Partner may take whatever steps are required to provide economic uniformity to the converted Class B Units in preparation for a transfer of such converted Class B Units, including the application of Sections 5.5(c)(iii) and 5.11(i); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units represented by Common Unit Certificates.

Exhibit A to Purchase Agreement

9. The first paragraph of Section 6.1 and Sections 6.1(a), (b) and (c) are hereby amended and restated as follows:

Section 6.1 Allocations for Capital Account Purposes.

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)) shall be allocated among the Partners in each taxable period as provided herein below. For the avoidance of doubt, cumulative allocations pursuant to Sections referenced in this Section 6.1 shall include amounts previously allocated under predecessor provisions thereto.

(a) Net Income. After giving effect to the special allocations set forth in Section 6.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

(i) First, 100% to the General Partner, in an amount equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 6.1(b)(iii) for all previous taxable periods until the aggregate Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) for the current taxable period and all previous taxable periods is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 6.1(b)(iii) for all previous taxable periods;

(ii) Second, 100% to all Unitholders, Pro Rata, until the aggregate Net Income allocated to such Unitholders pursuant to this Section 6.1(a)(ii) for the current taxable period and all previous taxable periods is equal to the aggregate Net Losses allocated to such Unitholders pursuant to Section 6.1(b)(ii) for all previous taxable periods;

(iii) Third, 100% to the Unitholders, Pro Rata, until the amount allocated pursuant to this Section 6.1(a)(iii) to the Unitholders holding Class B Units for the current taxable period and all previous taxable periods is equal to the then existing Class B Unit Return;

(iv) Fourth, if a disparity exists between the Per Unit Capital Amounts of the Common Units and the Class B Units, (A) to the General Partner in accordance with its Percentage Interest and (B) if (x) the Per Unit Capital Amounts of the Class B Units is higher, then to the Unitholders holding Common Units or Subordinated Units, otherwise (y) to the Unitholders holding Class B Units, in either case their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until such disparity has been eliminated; and

(v) Thereafter, the balance, if any, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units or Subordinated Units, their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest.

Exhibit A to Purchase Agreement

(b) Net Losses. After giving effect to the special allocations set forth in Section 6.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

(i) First, 100% to all Unitholders, Pro Rata, until the aggregate Net Losses allocated pursuant to this Section 6.1(b)(i) for the current taxable period and all previous taxable periods is equal to the aggregate Net Income allocated to the Unitholders pursuant to Section 6.1(a)(v), for all previous taxable periods, provided that the Net Losses shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Unitholder holding Limited Partner Units to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account);

(ii) Second, 100% to all Unitholders, Pro Rata; provided, that Net Losses shall not be allocated pursuant to this Section 6.1(b)(ii) to the extent that such allocation would cause any Unitholder holding Limited Partner Units to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account); and

(iii) Thereafter, the balance, if any, 100% to the General Partner.

(c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Sections 6.4 and 6.5 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

(i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Gain shall be allocated among the Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

(A) First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;

(B) Second, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units or Class B Units, their Pro Rata shares of a percentage equal to 100% less the

Exhibit A to Purchase Agreement

General Partner’s Percentage Interest, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(i) and (a)(ii), (b)(i), (c)(i) and (c)(ii) or (d)(i) with respect to such Common Unit for such Quarter (the amount determined pursuant to this clause (2) is hereinafter referred to as the “Unpaid MQD”) and (3) any then existing Cumulative Common Unit Arrearage; provided however, that for taxable periods ending on or prior to the Conversion Date, amounts allocated pursuant to this Section 6.1(c)(i)(B) to the Unitholders holding Class B Units shall not cause the Class B Unit Per Unit Capital Amount to exceed the sum of (i) the Class B Unit Unrecovered Initial Unit Price and (ii) the Class B Unit Return, reduced by any distribution pursuant to Section 6.4(a)(i) or (b)(i) with respect to such Class B Unit;

(C) Third, if such Net Termination Gain is recognized (or is deemed to be recognized) prior to the conversion of the last Outstanding Subordinated Unit, (x) to the General Partner in accordance with its Percentage Interest and (y) all Unitholders holding Subordinated Units, their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until the Capital Account in respect of each Subordinated Unit then Outstanding equals the sum of (1) its Unrecovered Initial Unit Price and (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(v) or (b)(iii) with respect to such Subordinated Unit for such Quarter;

(D) Fourth, if a disparity exists between the Per Unit Capital Amounts of the Common Units and the Class B Units, (A) to the General Partner in accordance with its Percentage Interest and (B) if (x) the Per Unit Capital Amounts of the Class B Units is higher, then to the Unitholders holding Common Units or Subordinated Units, otherwise (y) to the Unitholders holding Class B Units, in either case their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until such disparity has been eliminated;

(E) Fifth, 100% to all Unitholders, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Unpaid MQD, (3) any then existing Cumulative Common Unit Arrearage, and (4) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter of the Partnership’s existence over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Sections 6.4(a)(vi), (b)(iv), (c)(iii) and (d)(ii) (the sum of (1), (2), (3) and (4) is hereinafter referred to as the “First Liquidation Target Amount”);

Exhibit A to Purchase Agreement

(F) Sixth, (x) to the General Partner in accordance with its Percentage Interest, (y) 13% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders holding Limited Partner Units, their Pro Rata share of a percentage equal to 100% less the sum of the percentages applicable to subclause (x) and (y) of this clause (F), until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount, and (2) the excess of (aa) the Second Target Distribution less the First Target Distribution for each Quarter of the Partnership’s existence over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Sections 6.4(a)(vii), (b)(v), (c)(iv) and (d)(iii) (the sum of (1) and (2) is hereinafter referred to as the “Second Liquidation Target Amount”);

(G) Seventh, (x) to the General Partner in accordance with its Percentage Interest, (y) 23% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders holding Limited Partner Units, their Pro Rata share of a percentage equal to 100% less the sum of the percentages applicable to subclause (x) and (y) of this clause (G), until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the Second Liquidation Target Amount, and (2) the excess of (aa) the Third Target Distribution less the Second Target Distribution for each Quarter of the Partnership’s existence over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Sections 6.4(a)(viii), (b)(vi), (c)(v) and (d)(iv) (the sum of (1) and (2) is hereinafter referred to as the “Third Liquidation Target Amount”); and

(H) Finally, (x) to the General Partner in accordance with its Percentage Interest, (y) 48% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders holding Limited Partner Units, their Pro Rata share of a percentage equal to 100% less the sum of the percentages applicable to subclause (x) and (y) of this clause (H).

(ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Loss shall be allocated among the Partners in the following manner:

(A) First, if such Net Termination Loss is recognized (or is deemed to be recognized) prior to the conversion of the last Outstanding Subordinated Unit, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Subordinated Units, their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until the Capital Account in respect of each Subordinated Unit then Outstanding has been reduced to zero;

Exhibit A to Purchase Agreement

(B) Second, if a disparity exists between the Per Unit Capital Amounts of the Common Units and the Class B Units, (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding such class with the higher Per Unit Capital Amount their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until such disparity has been eliminated; provided, that Net Termination Loss shall not be allocated pursuant to this Section 6.1(c)(ii)(B) to the extent that such allocation would cause any Unitholder holding Limited Partner Units to have a deficit balance in its Capital Account at the end of such taxable period (or increase any existing deficit balance in its Capital Account);

(C) Third, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units or Class B Units, their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until the Capital Account in respect of each Common Unit and Class B Unit then Outstanding has been reduced to zero; and

(D) Thereafter, the balance, if any, 100% to the General Partner.

10. Section 6.1 is hereby amended by adding the following as the conclusion to the final sentence of Section 6.1(d)(iii)(A):

; provided however, that prior to the Conversion Date, this Section 6.1(d)(iii)(A) shall not apply with respect to any discrepancy between the amount of cash or the Net Agreed Value of property distributed in respect of the Common Units and Subordinated Units on the one hand and the Class B Units on the other hand.

11. Section 6.4 is hereby amended and restated as follows:

Section 6.4 Distributions of Available Cash from Operating Surplus.

(a) During the Subordination Period and Prior to the Conversion of all Class B Units. Available Cash with respect to any Quarter within the Subordination Period and prior to the Conversion of all Class B Units that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5 shall, subject to Section 17-607 of the Delaware Act, be distributed as follows, except as otherwise required by Section 5.6 in respect of other Partnership Securities issued pursuant thereto:

(i) First, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units or Class B Units, their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Common Unit and Class B Unit then Outstanding an amount equal to the Class B Unit Quarterly Distribution for such Quarter;

Exhibit A to Purchase Agreement

(ii) Second, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the excess of the Minimum Quarterly Distribution over the Class B Unit Quarterly Distribution for such Quarter;

(iii) Third, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units or Class B Units, their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Class B Unit and Common Unit then Outstanding an amount equal to the Cumulative Class B Unit Arrearage existing with respect to such Quarter;

(iv) Fourth, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Common Unit then Outstanding (including distributions pursuant to clause (iii) above) an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter;

(v) Fifth, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Subordinated Units, their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Subordinated Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(vi) Sixth, to all Unitholders holding Common Units and Subordinated Units, in accordance with their respective Percentage Interests, until there has been distributed in respect of each Common Unit and Subordinated Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(vii) Seventh, (A) to the General Partner in accordance with its Percentage Interest; (B) 13% to the holders of the Incentive Distribution Rights, Pro Rata; and (C) to all Unitholders holding Common Units and Subordinated Units, their Pro Rata share of a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this clause (vii) until there has been distributed in respect of each Common Unit and Subordinated Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(viii) Eighth, (A) to the General Partner in accordance with its Percentage Interest, (B) 23% to the holders of the Incentive Distribution Rights, Pro Rata; and (C) to all Unitholders holding Common Units and Subordinated

Exhibit A to Purchase Agreement

Units, their Pro Rata share of a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this subclause (viii), until there has been distributed in respect of each Common Unit and Subordinated Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(ix) Thereafter, (A) to the General Partner in accordance with its Percentage Interest; (B) 48% to the holders of the Incentive Distribution Rights, Pro Rata; and (C) to all Unitholders holding Common Units and Subordinated Units, their Pro Rata share of a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this clause (ix);

provided, however, if the Class B Unit Quarterly Distribution, the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(a)(ix); provided, further, that Available Cash with respect to any Quarter ending on or prior to June 30, 2008 that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5 shall be distributed pursuant to the provisions of Section 6.4(b).

(b) During the Subordination Period and After the Conversion of all Class B Units. Available Cash with respect to any Quarter within the Subordination Period and after the Conversion of all Class B Units (or for Quarters ending on or prior to June 30, 2008) that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5 shall, subject to Section 17-607 of the Delaware Act, be distributed as follows, except as otherwise required by Section 5.6 in respect of other Partnership Securities issued pursuant thereto:

(i) First, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(ii) Second, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter;

(iii) Third, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Subordinated Units, their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Subordinated Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

Exhibit A to Purchase Agreement

(iv) Fourth, to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(v) Fifth, (A) to the General Partner in accordance with its Percentage Interest; (B) 13% to the holders of the Incentive Distribution Rights, Pro Rata; and (C) to all Unitholders holding Limited Partner Units, their Pro Rata share of a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this clause (v) until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(vi) Sixth, (A) to the General Partner in accordance with its Percentage Interest, (B) 23% to the holders of the Incentive Distribution Rights, Pro Rata; and (C) to all Unitholders holding Limited Partner Units, their Pro Rata share of a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this subclause (vi), until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(vii) Thereafter, (A) to the General Partner in accordance with its Percentage Interest; (B) 48% to the holders of the Incentive Distribution Rights, Pro Rata; and (C) to all Unitholders holding Limited Partner Units, their Pro Rata share of a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this clause (vii);

provided, however, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(b)(vii).

(c) After the Subordination Period and Prior to the Conversion of all Class B Units. Available Cash with respect to any Quarter after the Subordination Period and prior to the conversion or exchange of all Class B Units that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5, subject to Section 17-607 of the Delaware Act, shall be distributed as follows, except as otherwise required by Section 5.6 in respect of other Partnership Securities issued pursuant thereto:

(i) First, to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the Class B Unit Quarterly Distribution for such Quarter;

(ii) Second, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage

Exhibit A to Purchase Agreement

Interest, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the excess of the Minimum Quarterly Distribution over the Class B Unit Quarterly Distribution for such Quarter;

(iii) Third, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(iv) Fourth, (A) to the General Partner in accordance with its Percentage Interest; (B) 13% to the holders of the Incentive Distribution Rights, Pro Rata; and (C) to all Unitholders holding Common Units, their Pro Rata share of a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this clause (iii), until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(v) Fifth, (A) to the General Partner in accordance with its Percentage Interest; (B) 23% to the holders of the Incentive Distribution Rights, Pro Rata; and (C) to all Unitholders holding Common Units, their Pro Rata share of a percentage equal to 100% less the sum of the percentages applicable to subclause (A) and (B) of this clause (iv), until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(vi) Thereafter, (A) to the General Partner in accordance with its Percentage Interest; (B) 48% to the holders of the Incentive Distribution Rights, Pro Rata; and (C) to all Unitholders holding Common Units, their Pro Rata share of a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this clause (v);

provided, however, if the Class B Unit Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(c)(vi).

(d) After the Subordination Period and the Conversion of all Class B Units. Available Cash with respect to any Quarter after the Subordination Period and the Conversion of all Class B Units that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5, subject to Section 17-607 of the Delaware Act, shall be distributed as follows, except as otherwise required by Section 5.6(b) in respect of other Partnership Securities issued pursuant thereto:

(i) First, 100% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

Exhibit A to Purchase Agreement

(ii) Second, 100% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(iii) Third, (A) to the General Partner in accordance with its Percentage Interest; (B) 13% to the holders of the Incentive Distribution Rights, Pro Rata; and (C) to all Unitholders holding Limited Partner Units, their Pro Rata share of a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this clause (iii), until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(iv) Fourth, (A) to the General Partner in accordance with its Percentage Interest; (B) 23% to the holders of the Incentive Distribution Rights, Pro Rata; and (C) to all Unitholders holding Limited Partner Units, their Pro Rata share of a percentage equal to 100% less the sum of the percentages applicable to subclause (A) and (B) of this clause (iv), until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(v) Thereafter, (A) to the General Partner in accordance with its Percentage Interest; (B) 48% to the holders of the Incentive Distribution Rights, Pro Rata; and (C) to all Unitholders holding Limited Partner Units, their Pro Rata share of a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this clause (v);

provided, however, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(d)(v).

12. Section 6.5 is hereby amended and restated as follows:

Section 6.5 Distributions of Available Cash from Capital Surplus.

Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3(a) shall, subject to Section 17-607 of the Delaware Act, be distributed, unless the provisions of Section 6.3 require otherwise, as follows: (A) to the General Partner in accordance with its Percentage Interest; (B) to all Unitholders holding Class B Units, their Pro Rata share of a percentage equal to (x) 100% less the General Partner’s Percentage Interest, multiplied by (y) a fraction, the numerator of which is the aggregate Unrecovered Initial Unit Price for all Class B Units and the denominator of which is the aggregate Unrecovered Initial Unit Price for all

Exhibit A to Purchase Agreement

Limited Partner Units and (C) to all Unitholders holding Common Units and Subordinated Units, their Pro Rata share of a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this sentence, until a hypothetical holder of a Common Unit acquired on the Closing Date has received with respect to such Common Unit, during the period since the Closing Date through such date, distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price. Available Cash that is deemed to be Capital Surplus shall then be distributed as follows:

(a) First, (i) to the General Partner in accordance with its Percentage Interest and (ii) to all Unitholders holding Common Units or Class B Units, their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Class B Unit and Common Unit then Outstanding an amount equal to the Cumulative Class B Unit Arrearage;

(b) Second, (i) to the General Partner in accordance with its Percentage Interest and (ii) to all Unitholders holding Common Units, their Pro Rata share of a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Common Unit then Outstanding (including distributions pursuant to clause (a) above) an amount equal to the Cumulative Common Unit Arrearage; and

(c) Thereafter, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.

13. Section 6.6 is hereby amended and restated as follows:

Section 6.6 Adjustment of Minimum Quarterly Distribution and Target Distribution Levels.

(a) The Class B Unit Quarterly Distribution, Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution, Third Target Distribution, Common Unit Arrearages, Cumulative Common Unit Arrearages, Class B Unit Arrearages and Cumulative Class B Unit Arrearages shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 5.9. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Class B Unit Quarterly Distribution, Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Class B Unit Quarterly Distribution, Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Initial Unit Price of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Initial Unit Price of the Common Units immediately prior to giving effect to such distribution.

(b) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall also be subject to adjustment pursuant to Section 6.9.

Exhibit A to Purchase Agreement

14. Section 6.8 is hereby amended and restated as follows:

Section 6.8 Special Provisions Relating to the Holders of Incentive Distribution Rights.

Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights (a) shall (i) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Articles III and VII and (ii) have a Capital Account as a Partner pursuant to Section 5.5 and all other provisions related thereto and (b) shall not (i) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided by law, (ii) be entitled to any distributions other than as provided in Sections 6.4 and 12.4 or (iii) be allocated items of income, gain, loss or deduction other than as specified in this Article VI.

15. Exhibit B to this Amendment is hereby added to the Partnership Agreement as Exhibit B thereto.

B. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

C. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

D. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

[Signatures on following page]

Exhibit A to Purchase Agreement

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

BOARDWALK GP, LP

By:	Boardwalk GP, LLC, its general partner

By:
Name:	Jamie L. Buskill
Title:	Chief Financial Officer

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner.

BOARDWALK GP, LP

By:	Boardwalk GP, LLC, its general partner

By:
Name:	Jamie L. Buskill
Title:	Chief Financial Officer

Exhibit A to Purchase Agreement

SIGNATURE PAGE

EXHIBIT B

CONVERSION NOTICE

The undersigned record holder of Class B Units of Boardwalk Pipeline Partners, LP (the “Partnership”) hereby surrenders for conversion pursuant to Section 5.11 of the Partnership Agreement of the Partnership the Class B Units represented by the Certificates described below.

Name of Record Holder:

Title:

Address:

Telephone Number:

Tax Identification or Social Security Number:

Certificates Surrendered

Certificate Number	Number of Class B Units Represented by Certificate

Total Number of Class B Units

(If you desire to convert less than all Class B Units scheduled above, complete the blank below with respect to the number of Class B Units to be converted.)

Number of Class B Units to be converted:

Note: If no number of Class B Units is indicated, all Class B Units represented by the Certificates scheduled above will be converted.

Exhibit A to Purchase Agreement

B-1

Signatures

This Conversion Notice must be signed by the record holder(s) exactly as the name(s) appear on the Certificate(s) representing the Class B Units scheduled above, or if delivered by a participant in the depositary for the Class B Units, exactly as such participant’s name appears on the security position listing as the owner of Class B Units. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title. Proper evidence of such person’s authority may be required by the Partnership.

Dated:

Signature(s) of Record Holders:

Print name(s) of Record Holders:

Print title(s) of Signatories:

B-2

Exhibit B – Form of Registration Rights Agreement

Exhibit B to Purchase Agreement

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of                     , 2008, by and between Boardwalk Pipeline Partners, LP, a Delaware limited partnership (the “Partnership”), and Boardwalk Pipelines Holding Corp., a Delaware corporation (the “Purchaser”).

WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Class B Units pursuant to the Class B Unit Purchase Agreement, dated as of April 24, 2008, by and between the Partnership and the Purchaser (the “Purchase Agreement”);

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchaser pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of the Purchaser and the Partnership under the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:

“Agreement” has the meaning given to such term in the introductory paragraph.

“Effectiveness Period” has the meaning given to such term in Section 2.01 of this Agreement.

“Holder” means the record holder of (i) any Registrable Securities and (ii) Class B Units prior to their conversion into Common Units.

“Losses” has the meaning given to such term in Section 2.07(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“Purchase Agreement” has the meaning given to such term in the Recitals of this Agreement.

“Purchaser” has the meaning given to such term in the introductory paragraph of this Agreement.

Exhibit B to Purchase Agreement

“Registrable Securities” means the Common Units issuable upon conversion of the Class B Units, which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.

“Registration Expenses” has the meaning given to such term in Section 2.06(b) of this Agreement.

“Selling Expenses” has the meaning given to such term in Section 2.06(b) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Registration Statement” has the meaning given to such term in Section 2.01 of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) at the time a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) at the time such Registrable Security has been disposed of pursuant to Rule 144 (or any similar provision then in effect under the Securities Act); (c) 10 years after the Purchaser ceases to be an Affiliate of the general partner of the Partnership (including where the General Partner ceases to be the general partner of the Partnership); (d) if such Registrable Security is held by the Partnership or one of its subsidiaries; (e) at the time such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities; or (f) if such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are assigned to the transferee and such transfereee is not an Affiliate of the general partner of the Partnership, at the time that is the later of two years following (i) the conversion of the Class B Units into Common Units and (ii) the transfer of such Registrable Security to such transferee.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Demand Registration. Upon the written request (a “Notice”) of the Holders of at least 2 million of the then-outstanding Registrable Securities, subject to adjustment pursuant to Section 3.04, the Partnership shall file with the Commission as soon as reasonably practicable following the receipt of the Notice a registration statement (each, a “Registration Statement”) under the Securities Act providing for the resale of the Registrable Securities (which may, at the option of the Holders giving such Notice, be a registration statement under the

Exhibit B to Purchase Agreement

2

Securities Act that provides for the resale of the Registrable Securities pursuant to Rule 415 from time to time by the Holders). The Partnership shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the initial filing of the Registration Statement. Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. The Partnership shall use its commercially reasonable efforts to cause each Registration Statement filed pursuant to this Section 2.01 to be continuously effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). Each Registration Statement when effective (and the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. There shall be no limit on the number of Registration Statements that may be required by the Holders hereunder.

Section 2.02 Underwritten Offerings.

(a) Request for Underwritten Offering. In the event that one or more Holders collectively holding more than 2 million Registrable Securities, subject to adjustment pursuant to Section 3.04, elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering, the Partnership shall, upon request by such Holders, retain underwriters in order to permit such Holders to effect such sale though an Underwritten Offering. The obligation of the Partnership to retain underwriters shall include entering into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.07 and taking all reasonable actions as are requested by the Managing Underwriter or Underwriters to expedite or facilitate the disposition of such Registrable Securities. The Partnership shall, upon request of the Holders, cause its management to participate in a roadshow or similar marketing effort on behalf of the Purchaser requested by the Purchaser.

(b) Limitation on Underwritten Offerings. In no event shall the Partnership be required hereunder to participate in more than two Underwritten Offerings in any 12-month period.

(c) General Procedures. In connection with any Underwritten Offering under this Agreement, the Partnership shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each

Exhibit B to Purchase Agreement

3

Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to such Selling Holder’s obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw from the Underwritten Offering by notice to the Partnership and the Managing Underwriter; provided, however, that such withdrawal must be made at a time prior to the time of pricing of such Underwritten Offering. No such withdrawal shall affect the Partnership’s obligation to pay Registration Expenses.

Section 2.03 Delay Rights. If the General Partner determines that the Partnership’s compliance with its obligations under this Article II would be materially detrimental to the Partnership and its Partners (as defined in the Partnership Agreement) because such registration would (a) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (b) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (c) render the Partnership unable to comply with applicable securities laws, then the Partnership shall have the right to postpone compliance with its obligations under Section 2.01 and Section 2.02 for a period of not more than six months, provided, that such right pursuant to this Section 2.03 may not be utilized more than once in any 12-month period.

Section 2.04 Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to each Registration Statement and the prospectus used in connection therewith as may be necessary to keep each Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Registration Statement and the Managing Underwriter at any time shall notify the Partnership in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Partnership shall use its commercially reasonable efforts to include such information in such prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including

Exhibit B to Purchase Agreement

4

exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of a Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to a Registration Statement or any prospectus or prospectus supplement thereto;

(f) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

Exhibit B to Purchase Agreement

5

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Partnership dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering (to the extent available) and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters and Selling Holders may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act;

(k) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;

(l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.04, shall forthwith discontinue

Exhibit B to Purchase Agreement

6

disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.04 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.05 Cooperation by Holders. The Partnership shall have no obligation to include in a Registration Statement, or in an Underwritten Offering pursuant to Section 2.02(a), Registrable Securities of a Selling Holder who has failed to timely furnish such information that, in the opinion of counsel to the Partnership, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06 Expenses.

(a) Expenses. The Partnership will pay all reasonable Registration Expenses including in the case of an Underwritten Offering, regardless of whether any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.07, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

(b) Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01 and/or in connection with an Underwritten Offering pursuant to Section 2.02(a), and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and New York Stock Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

Section 2.07 Indemnification.

(a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees and agents, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder

Exhibit B to Purchase Agreement

7

within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, employee, agent or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in a Registration Statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors, officers, employee and agents, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings as such expenses are incurred; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, its directors, officers, employees and agents or any underwriter or such controlling Person in writing specifically for use in a Registration Statement, or prospectus or any amendment or supplement thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such directors, officers, employees agents or any underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.07. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish,

Exhibit B to Purchase Agreement

8

to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.07 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 2.07 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

Exhibit B to Purchase Agreement

9

(e) Other Indemnification. The provisions of this Section 2.07 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.08 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) File with the Commission in a timely manner all reports and other documents required of the Partnership under the Exchange Act at all times from and after the date hereof; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.09 Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to the Purchaser by the Partnership under this Article II may be transferred or assigned by the Purchaser to one or more transferee(s) or assignee(s) of such Registrable Securities (or Class B Units prior to conversion); provided, however, that (a) unless such transferee or assignee is an Affiliate of the Purchaser, each such transferee or assignee holds Registrable Securities (or Class B Units prior to conversion) representing at least 2 million of the then-outstanding Registrable Securities or Class B Units, subject to adjustment pursuant to Section 3.04, (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of the Purchaser under this Agreement.

Section 2.10 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder who, along with its Affiliates, holds at least 2 million of the then-outstanding Registrable Securities, subject to adjustment pursuant to Section 3.04, agrees not to effect any public sale or distribution of the Registrable Securities during the 30 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Partnership or the officers, directors or any other unitholder of the Partnership on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.10 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.

Exhibit B to Purchase Agreement

10

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to the Purchaser:

Boardwalk Pipelines Holding Corp.
9 Greenway Plaza, Suite 2800
Houston, TX 77046
Attention: Corporate Secretary
Facsimile: (866) 459-7336

with a copy to:
Loews Corporation
667 Madison Avenue
New York, NY 10021
Attention: Corporate Secretary
Facsimile: (212) 521-2997

(b) if to a transferee of the Purchaser, to such Holder at the address provided pursuant to Section 2.09; and

(c) if to the Partnership:

Boardwalk Pipeline Partners, LP
9 Greenway Plaza, Suite 2800
Houston, TX 77046
Attention: Corporate Secretary
Facsimile: (866) 459-7336

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser in accordance with Section 2.09 hereof.

Exhibit B to Purchase Agreement

11

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law. The Laws of the State of New York shall govern this Agreement.

Section 3.10 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Scope of Agreement. The rights granted pursuant to this Agreement are intended to supplement and not to reduce or replace any rights any Holders may have under the Partnership Agreement with respect to the Registrable Securities. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. Except as provided in the Partnership Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. Except as provided in the Partnership Agreement, this Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Exhibit B to Purchase Agreement

12

Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.15 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Partnership and the Purchaser shall have any obligation hereunder and that, notwithstanding that one or more of the Purchaser may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchaser under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of a Purchaser hereunder.

Section 3.16 Interpretation. Article and Section references to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.

Exhibit B to Purchase Agreement

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

BOARDWALK PIPELINE PARTNERS, LP

By:	BOARDWALK GP, LP
(its General Partner)

By:	BOARDWALK GP, LLC
(its General Partner)

By:
Name:
Title:

BOARDWALK PIPELINES HOLDING CORP.

By:
Name:
Title:

Exhibit B to Purchase Agreement

Signature Page

Exhibit C – Form of Opinion of Vinson & Elkins L.L.P.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Class B Unit Purchase Agreement (the “Purchase Agreement”). Boardwalk shall furnish to the Purchaser at the Closing an opinion of Vinson & Elkins L.L.P., counsel for Boardwalk, addressed to the Purchaser and dated the Closing Date in form satisfactory to the Purchaser, stating that:

(i) The Class B Units to be issued and sold to the Purchasers by Boardwalk pursuant to the Purchase Agreement and the limited partner interests represented thereby, have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued in accordance with the terms of the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(ii) The Common Units issuable upon conversion of the Class B Units and the limited partner interests represented thereby, upon issuance in accordance with the terms of Class B Units as reflected in the Class B Amendment, have been duly authorized in accordance with the Partnership Agreement and will be validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(iii) Except for the approvals required by the Commission in connection with Boardwalk’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification, filing, declaration, qualification or registration with, any Governmental Authority is required for the issuance and sale by Boardwalk of the Class B Units, the execution, delivery and performance by Boardwalk of the Operative Documents or the consummation of the transactions contemplated by the Operative Documents, except those that have been obtained or as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion.

(iv) Assuming the accuracy of the representations and warranties of the Purchaser and Boardwalk contained in the Purchase Agreement, the issuance and sale of the Class B Units by Boardwalk to the Purchaser solely in the manner contemplated by the Purchase Agreement is exempt from registration requirements of the Securities Act of 1933, as amended; provided that such counsel will express no opinion as to any subsequent sale.

(v) None of the offering, issuance and sale by Boardwalk of the Class B Units, the conversion of the Purchased Units into Common Units, or the execution, delivery and performance of the Operative Documents (A) constitutes or will constitute a violation of the Partnership Agreement, (B) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed or incorporated by reference as an exhibit to Boardwalk’s Annual Report on

Exhibit C to Purchase Agreement

1

Form 10-K for the period ended December 31, 2007 or (C) results or will result in any violation of the Delaware Revised Uniform Limited Partnership Act or U.S. federal law, which in the case of clauses (B) or (C) would be reasonably expected to have a Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (v) with respect to federal or state securities or anti-fraud statutes, rules or regulations.

(vi) Each of Operative Documents has been duly authorized and validly executed and delivered by Boardwalk, and is enforceable against Boardwalk in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Exhibit C to Purchase Agreement

2